INTERNATIONAL SHIPHOLDING CORPORATION REPORTS FOURTH QUARTER

AND YEAR-END 2014 RESULTS

Declares fourth quarter dividend of $0.25 per share on its Common Stock

Provides 2015 guidance for EBITDA of $55 to $63 million

Mobile, Alabama, February 10, 2015 – International Shipholding Corporation (NYSE: ISH) today announced financial results for the quarter ended December 31, 2014.

Fourth Quarter 2014 Highlights

•	Successfully concluded negotiations for a multi-year contract with Tampa Electric Company
•	Declared a fourth quarter dividend of $0.25 per share of Common Stock payable on March 4, 2015 to shareholders of record as of February 20, 2015
•	Paid a $2.375 per share and $2.25 per share dividend on its Series A and Series B Preferred Stock, respectively, on January 30, 2015
•	Excluding non-cash items described below, reported net income of $1.5 million for three months ended December 31, 2014

Net Loss

The Company reported a net loss of $48.3 million for the fourth quarter 2014. The loss was the result of a non-cash impairment loss of $38.2 million associated with the previously announced decision to market for sale the Company’s three (3) Handysize vessels and its Jones Act laid-up tug/barge unit, as well as an $11.6 million non-cash tax valuation allowance on its deferred tax assets.  Excluding these non-cash items, the Company’s net income for the three months ended December 31, 2014 was $1.5 million.

Mr. Niels M. Johnsen, Chairman and Chief Executive Officer, stated, “The challenging international dry bulk market that emerged in the third quarter of 2014 continued to impact our results in the fourth quarter, and we are actively evaluating the opportunities that exist to mitigate this impact on our portfolio of diversified businesses.  Despite this difficult market, our strong contract coverage enabled us to achieve the $1.00 per share dividend target that we provided for the full year 2014.”

“Needless to say, the currently depressed dry bulk market demonstrates the value of our focus on medium to long-term contracts with high-quality counterparties. Similarly, with the conclusion of our successful contract negotiations with Tampa Electric during the fourth quarter, we have significant visibility on stable cash flows and are well positioned to pursue additional business in both the Jones Act space and across niche maritime markets more broadly. Our diversified fleet strategy enables us to adapt to the changing realities of the market and to deliver long-term results to our shareholders.”

Gross Voyage Profit

The Company’s fourth quarter 2014 gross voyage profit representing the results of its six reporting segments was $13.6 million, compared to $17.9 million in the comparable 2013 three month period.  The comparable results by operating segment are shown below.

(All Amounts in Millions)
	Jones Act	Pure Car Truck Carriers	Dry Bulk	Rail-Ferry	Specialty Contracts	Other	Total
Fourth Quarter, 2014
Gross Voyage Profit	$9.1	$2.6	$0.5	$0.4	$1.2	$(0.2)	$13.6

Depreciation	(2.0)	(2.2)	(1.6)	(0.4)	(0.5)	(0.1)	(6.8)
Gross Profit (Loss) (After Depreciation)	$7.1	$0.4	$(1.1)	$-	$0.7	$(0.3)	$6.8

EBITDA	$9.3	$2.3	$0.3	$0.5	$1.7	$0.4	$14.5
Number of non-operating days	105	2	-	-	13	-	120
Number of operating days	539	642	1,932	184	1,367	-	4,664
Number of Vessels	7	7	21	2	15	-	52

Fourth Quarter, 2013
Gross Voyage Profit	$9.0	$3.2	$1.8	$1.6	$1.6	$0.7	$17.9

Depreciation	(1.9)	(2.2)	(1.6)	(0.5)	(0.5)	(0.2)	(6.9)
Gross Profit (After Depreciation)	$7.1	$1.0	$0.2	$1.1	$1.1	$0.5	$11.0

EBITDA	$9.4	$4.0	$1.3	$1.4	$1.8	$1.3	$19.2
Number of non-operating days	97	23	-	-	-	-	120
Number of operating days	548	621	1,932	184	1,012	-	4,297
Number of Vessels	7	7	21	2	11	-	48

Variance
Gross Voyage Profit	$0.1	$(0.6)	$(1.3)	$(1.2)	$(0.4)	$(0.9)	$(4.3)
Depreciation	$(0.1)	$-	$-	$0.1	$-	$0.1	$0.1
Gross Profit (Loss)	$-	$(0.6)	$(1.3)	$(1.1)	$(0.4)	$(0.8)	$(4.2)

For a reconciliation of the gross voyage numbers presented above to GAAP figures, please see the attached Non-GAAP Reconciliation Statement.

The Jones Act segment reported gross voyage profit comparable to the 2013 same period, while its number of non-operating days was higher in the 2014 fourth quarter.  This increase in non-operating days was a result of the Company’s decision to drydock its self-unloading coal carrier earlier than scheduled in order to have the flexibility to deploy the vessel interchangeably in the Company’s East Coast and Gulf Coast Jones Act contracts throughout 2015.  Gross Voyage profit on the Pure Car Truck Carriers (“PCTC”) segment was lower, due primarily to higher operating costs on its U. S. Flag PCTCs.  While the Dry Bulk segment reported lower results due to weakness in the market for Handysize vessels, the comparable results for the Company’s Capesize vessel and its investment in mini-bulkers were improved.  The Rail Ferry segment’s lower results were driven by lower northbound cargo volumes, primarily in its carriage of sugar.  The Specialty segment reported lower results over the comparable 2013 fourth quarter, primarily due to the decreased earnings contribution from the Company’s ice-strengthened multi-purpose vessel.  The Other segment’s deterioration from the comparable 2013 fourth quarter was a result of lower revenues from its brokerage services and one-time charges from its shipmanagement services.

Administrative and General (“A & G”)

A & G expenses in the fourth quarter of 2014 were approximately $800,000 lower, compared to the 2013 fourth quarter.  The 2013 period included an accrual for cash bonus earned, while bonus levels were not realized in the fourth quarter of 2014.

Interest and Other

The higher interest expense for the fourth quarter 2014 reflects the financing cost on the U. S.  Flag PCTC which the Company purchased from its Lessor in the third quarter of 2014.  The foreign exchange gain reported in the 2013 fourth quarter results was from the Yen-denominated loan, while throughout the fourth quarter of 2014, the Company had hedged its exposure to the Yen through a foreign exchange forward contract that covers the entire Yen loan balance.

Taxes

The Company reevaluated the forward use of its deferred tax assets.  While taxable earnings are anticipated, accounting rules weight other factors which recommend recording a valuation allowance on the deferred assets.  As such, the Company recorded a valuation allowance of $11.6 million in its tax provision in this quarter.

Balance Sheet

The Company’s working capital at December 31, 2014 was $9.4 million, a decrease of $1.2 million from September 30, 2014.  Cash and cash equivalents were approximately $21.1 million, with an available borrowing capacity under our Line of Credit of approximately $3.7 million.

Dividend Declarations

On January 7, 2015, the Company’s Board of Directors declared per-share quarterly dividend payments payable on January 30, 2015, of $2.375 and $2.25 on its Series A and Series B Preferred Stock, respectively.  Today, the Board of Directors declared a $0.25 dividend payable on March 4, 2015, for each share of common stock owned on the record date of February 20, 2015.

Outlook

The Company projects 2015 EBITDA in the range of $55 to $63 million versus its 2014 EBITDA of $54 million.  The 2015 cash outlay on capital expenditures, including dry dock costs, but excluding its investment in its office building in New Orleans, LA, is projected to be within a $35 - $40 million range.  The Company has eight (8) vessels undergoing regulatory dry-dockings in 2015, including three (3) in its Jones Act fleet.  The Company’s Board of Directors has set a $0.05 common stock dividend target for the first quarter of 2015 and remains committed to an ongoing dividend policy. All dividend declarations remain subject to the discretion and approval of International Shipholding Corporation’s Board of Directors on a quarterly basis.

All 2015 outlook figures included in this release exclude the effects of special items, future changes in regulation, the impact of unforeseen litigation or unforeseen events or circumstances that reduce vessel deployment or rates, any changes in operating or capital plans, and any future acquisitions, divestitures, buybacks or other similar business transactions.  For purposes of this outlook section, EBITDA means earnings before interest, taxes, depreciation and amortization.  See “Caution concerning forward-looking statements” below. Dividends are payable only if and when declared by our board of directors, which remains free to change or terminate our dividend practices at any time.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Wednesday, February 11, 2015, at 10:00 AM ET.  To participate in the conference call, please dial (888) 556-4997 (domestic) or (719) 325-2484 (international).  Participants can reference the International Shipholding Corporation Fourth Quarter 2014  Earnings Call or passcode 1631098.  Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com.  Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through February 18, 2015 at (877)870-5176 (domestic) or (858) 384-5517 (international). The passcode for the replay is 1631098.

About International Shipholding

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for historical and factual information, the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2015 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to maximize the usage of our vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts on favorable terms when they expire, to maximize our carriage of supplemental cargoes; and to improve the return on our dry bulk fleet if and when market conditions improve; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including changes in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending similar to the U.S. Congress’ recent “sequestration” cuts; terrorism, piracy, quarantines and trade restrictions; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance, accidents, equipment failures, adverse weather, natural disasters, piracy or other causes; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group

Bryan Degnan

(646) 673-9701

bdegnan@igbir.com

Leon Berman

(212) 477-8438

lberman@igbir.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082

Non-GAAP Reconciliation by Segment

Quarter ended December 31, 2014

(All Amounts in Millions)
	Jones Act	Pure Car Truck Carriers	Dry Bulk	Rail-Ferry	Specialty Contracts	Other	Total
Fourth Quarter, 2014
Gross Voyage Profit	$9.1	$2.6	$0.5	$0.4	$1.2	$(0.2)	$13.6
*Add Back: Amortization & Drydock	3.7	0.7	-	0.3	0.6	-	5.3
A&G	(3.5)	(1.0)	(0.2)	(0.2)	(0.5)	0.2	(5.2)
Other	-	-	-	-	0.4	0.4	0.8
EBITDA	$9.3	$2.3	$0.3	$0.5	$1.7	$0.4	$14.5
Depreciation	(2.0)	(2.2)	(1.6)	(0.4)	(0.5)	(0.1)	(6.8)
Impairment	(6.6)	-	(28.3)	-	(3.3)	-	(38.2)
Amortization	(3.7)	(0.7)	-	(0.3)	(0.6)	-	(5.3)
Other	-	-	-	-	(0.4)	(0.4)	(0.8)
*Add Back: Unconsolidated Entities	-	-	(0.1)	-	(0.3)	-	(0.4)
Operating Income (Loss)	$(3.0)	$(0.6)	$(29.7)	$(0.2)	$(3.4)	$(0.1)	$(37.0)

Fourth Quarter, 2013
Gross Voyage Profit	$9.0	$3.2	$1.8	$1.6	$1.6	$0.7	$17.9
*Add Back: Amortization & Drydock	3.4	0.5	0.1	0.3	0.7	-	5.0
A&G	(3.0)	(1.1)	(0.6)	(0.5)	(0.5)	(0.3)	(6.0)
Other	-	1.4	-	-	-	0.9	2.3
EBITDA	$9.4	$4.0	$1.3	$1.4	$1.8	$1.3	$19.2
Depreciation	(1.9)	(2.2)	(1.6)	(0.5)	(0.5)	(0.2)	(6.9)
Amortization	(3.4)	(0.5)	(0.1)	(0.3)	(0.7)	-	(5.0)
Other	-	(1.4)	-	-	-	(0.9)	(2.3)
*Add Back: Unconsolidated Entities	-	-	1.0	-	-	-	1.0
Operating Income (Loss)	$4.1	$(0.1)	$0.6	$0.6	$0.6	$0.2	$6.0

* To remove the effect of including the results of the unconsolidated entities, drydock, and amortization in Gross Voyage Profit

INTERNATIONAL SHIPHOLDING CORPORATION
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(All Amounts in Thousands Except Share Data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Revenues	$70,978	$76,169	$294,834	$310,128

Operating Expenses:
Voyage Expense	52,392	52,306	223,187	236,843
Amortization Expense	5,316	4,992	22,107	16,386
Vessel Depreciation	6,705	6,658	26,233	24,363
Other Depreciation	146	204	691	567
Administrative and General Expense	5,180	5,951	20,898	22,236
Impairment Loss	38,213	-	38,213	-
Loss on Sale of Other Assets	1	10	2	16

Total Operating Expenses	107,953	70,121	331,331	300,411

Operating (Loss) Income	(36,975)	6,048	(36,497)	9,717

Interest and Other:
Interest Expense	2,661	2,117	9,962	9,504
Derivative (Gain) Loss	(75)	(48)	(132)	438
Other Income from Vessel Financing	(441)	(506)	(1,858)	(2,122)
Investment Income	(71)	(23)	(373)	(114)
Foreign Exchange Loss (Gain)	61	(1,354)	184	(5,914)
	2,135	186	7,783	1,792

(Loss) Income Before Provision (Benefit) for Income Taxes and Equity in Net Income of Unconsolidated Entities	(39,110)	5,862	(44,280)	7,925

Provision (Benefit) for Income Taxes:	9,517	(12,336)	10,429	(12,268)

Equity in Net Income (Loss) of Unconsolidated Entities (Net of Applicable Taxes)	374	(956)	10	(1,661)

Net (Loss) Income	$(48,253)	$17,242	$(54,699)	$18,532

Preferred Stock Dividends	1,305	1,306	5,221	3,226

Net (Loss) Income Available to Common Stockholders	$(49,558)	$15,936	$(59,920)	$15,306

Basic and Diluted (Loss) Earnings Per Common Share:

Basic (Loss) Earnings Per Common Share:	$(6.79)	$2.20	$(8.23)	$2.11

Diluted (Loss) Earnings Per Common Share:	$(6.79)	$2.18	$(8.23)	$2.10

Weighted Average Shares of Common Stock Outstanding:
Basic	7,301,657	7,248,350	7,284,482	7,237,472
Diluted	7,301,657	7,322,082	7,284,482	7,282,676

Common Stock Dividends Per Share	$0.25	$0.25	$1.00	$1.00

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands Except Share Data)
(Unaudited)

	December 31,	December 31,
ASSETS	2014	2013

Cash and Cash Equivalents	$21,133	$20,010
Restricted Cash	1,394	8,499
Accounts Receivable, Net of Allowance for Doubtful Accounts	31,322	30,417
Prepaid Expenses	10,927	8,493
Deferred Tax Asset	408	3,084
Other Current Assets	370	1,029
Notes Receivable	3,204	3,987
Material and Supplies Inventory	9,760	11,322
Current Assets Held for Sale	6,976	-
Total Current Assets	85,494	86,841

Investment in Unconsolidated Entities	21,837	14,818

Vessels, Property, and Other Equipment, at Cost:
Vessels	520,026	582,416
Building	1,354	1,211
Land	623	623
Leasehold Improvements	26,348	26,348
Construction in Progress	2,371	2,673
Furniture and Equipment	10,461	11,727
	561,183	624,998
Less - Accumulated Depreciation	(186,450)	(175,106)
	374,733	449,892

Other Assets:
Deferred Charges, Net of Accumulated Amortization	28,657	29,309
Intangible Assets, Net of Accumulated Amortization	25,042	28,756
Due from Related Parties	1,660	1,974
Notes Receivable	24,455	27,659
Goodwill	2,735	2,735
Deferred Tax Asset	-	7,325
Assets Held for Sale	48,701	-
Other	4,843	7,383
	136,093	105,141

TOTAL ASSETS	$618,157	$656,692

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands Except Share Data)
(Unaudited)

	December 31,	December 31,
	2014	2013
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$23,367	$19,213
Accounts Payable and Other Accrued Expenses	52,731	51,220
Total Current Liabilities	76,098	70,433

Long-Term Debt, Less Current Maturities	219,521	179,016

Other Long-Term Liabilities:
Incentive Obligation	4,644	5,397
Other	50,284	65,306

TOTAL LIABILITIES	350,547	320,152

Stockholders' Equity:
Preferred Stock, $1.00 Par Value, 9.50% Series A Cumulative Perpetual
Preferred Stock, 650,000 Shares Authorized, 250,000 Shares Issued and
Outstanding at December 31, 2014 and December 31, 2013, Respectively	250	250
Preferred Stock, $1.00 Par Value, 9.00% Series B Cumulative Perpetual
Preferred Stock, 350,000 Shares Authorized, 316,250 Shares Issued and
Outstanding at December 31, 2014 and December 31, 2013, Respectively	316	316
Common Stock, $1.00 Par Value, 20,000,000 Shares Authorized,
7,301,657 and 7,248,350 Shares Outstanding at December 31, 2014
and December 31, 2013, Respectively	8,743	8,692
Additional Paid-In Capital	140,960	140,115
Retained Earnings	159,134	226,480
Treasury Stock, 1,388,078 Shares at December 31, 2014 and
1,388,066 shares at December 31, 2013	(25,403)	(25,403)
Accumulated Other Comprehensive Loss	(16,390)	(13,910)
TOTAL STOCKHOLDERS' EQUITY	267,610	336,540

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$618,157	$656,692

INTERNATIONAL SHIPHOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All Amounts in Thousands Except Shares)
(Unaudited)

	Twelve Months Ended December 31,
	2014	2013

Cash Flows from Operating Activities:
Net (Loss) Income	$(54,699)	$18,532
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by
Operating Activities:
Depreciation	26,924	24,930
Amortization of Deferred Charges	18,840	11,638
Amortization of Intangible Assets	3,714	5,701
Deferred Tax	10,350	(12,351)
Non-Cash Share Based Compensation	1,537	1,420
Equity in Net (Income) Loss of Unconsolidated Entities	(10)	1,661
Dividends from Unconsolidated Entities	875	-
Impairment Loss	38,213	-
Loss (Gain) on Sale of Assets	2	16
Loss (Gain) on Foreign Currency Exchange	184	(5,914)
Changes in:
Deferred Drydocking Charges	(12,517)	(18,176)
Accounts Receivable	(4,907)	2,014
Inventories and Other Current Assets	(2,290)	(767)
Other Assets	(540)	840
Accounts Payable and Accrued Liabilities	742	(9,478)
Other Long-Term Liabilities	(2,767)	3,709
Net Cash Provided by Operating Activities	23,651	23,775

Cash Flows from Investing Activities:
Principal payments received under Direct Financing Leases	-	558
Capital Improvements to Vessels and Other Assets	(68,203)	(32,543)
Proceeds from Sale of Assets	1,659	-
Proceeds from the New Orleans Incentive	4,579	-
Investment in Unconsolidated Entities	(7,887)	(3,520)
Net Decrease (Increase) in Restricted Cash Account	9,105	(499)
Acquisition of United Ocean Services, LLC, net of cash acquired	-	(2,475)
Proceeds from Payments on Note Receivables	3,987	5,954
Net Cash Provided by (Used In) Investing Activities	(56,760)	(32,525)

Cash Flows from Financing Activities:
Issuance of Preferred Stock	-	53,333
Proceeds from Issuance of Debt	102,046	76,000
Repayment of Debt	(54,082)	(108,711)
Additions to Deferred Financing Charges	(1,222)	(2,122)
Dividends Paid	(12,510)	(9,608)
Net Cash Provided by (Used in) Financing Activities	34,232	8,892

Net Increase in Cash and Cash Equivalents	1,123	142
Cash and Cash Equivalents at Beginning of Period	20,010	19,868

Cash and Cash Equivalents at End of Period	$21,133	$20,010